Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OXiGENE, Inc. 2005 Stock Plan, as amended, of our report dated March 16, 2011, with respect to the consolidated financial statements of OXiGENE, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
October 26, 2011